Exhibit 99.1

Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Senior Associate, Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS FOR

FISCAL YEAR 2010 THIRD QUARTER

GAAP EPS Increased by 43.5% in FY 2010 Nine-Month Period

Third Quarter Highlights:

•	The Company had five fewer sales days in the third quarter of fiscal year 2010 (61 sales days) compared with the third quarter of fiscal year 2009 (66 sales days)

•	Consolidated same day sales growth of 4.8%

•	Physician Business same day sales growth of 6.9%

•	Elder Care Business same day sales decline of 0.1%

•	Consolidated operating margin growth of 26 basis points to 6.4%

•	Physician Business operating margin growth of 106 basis points to 10.1%

•	Elder Care Business operating margin growth of 120 basis points to 6.6%

•	Consolidated earnings per diluted share growth of 13.8% to $0.30

•	Consolidated cash flow from operations of $14.1 million

•	Company confirms increased goal for FY 2010 GAAP EPS of $1.15 - $1.17

Jacksonville, Florida (January 27, 2010) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today its results for the fiscal 2010 third quarter ended January 1, 2010.

David A. Smith, Chairman and Chief Executive Officer, commented, “Our results are ahead of plan and demonstrate solid momentum in our strategic initiatives. Our dedicated and relentless focus on caregiver solutions is the strategy we are leveraging for both customer and shareholder value. We will continue to execute our strategies and maintain our focus on solving caregivers’ biggest problems.”

PSSI Reports Results For Fiscal 2010 Third Quarter

January 27, 2010

Net sales for the three months ended January 1, 2010, were $502.8 million, a decrease of 3.2% (4.8% same day sales growth), compared with net sales of $519.1 million for the three months ended January 2, 2009. Net sales for the three months ended January 1, 2010, for the Physician Business decreased by 1.2% with same day sales growth of 6.9%, and decreased by 7.7% with same day sales decline of 0.1% for the Elder Care Business. Income from operations for the three months ended January 1, 2010, was $32.0 million compared with income from operations for the three months ended January 2, 2009, of $31.7 million. Net income for the three months ended January 1, 2010, was $17.9 million, or $0.30 per diluted share, compared with net income for the three months ended January 2, 2009, of $16.0 million, or $0.27 per diluted share. The Company noted that it had five fewer sales days (61 sales days) in the third quarter of fiscal year 2010 ended January 1, 2010, compared with the number of sales days (66 sales days) in the third quarter of fiscal year 2009 ended January 2, 2009, and seven fewer sales days compared with the number of sales days (68 sales days) in the second quarter of fiscal year 2010.

Net sales for the nine months ended January 1, 2010, were $1,558.3 million, an increase of 5.1%, compared with net sales of $1,483.0 million for the nine months ended January 2, 2009. Net sales for the nine months ended January 1, 2010, for the Physician Business increased by 6.1%, and increased by 2.4% for the Elder Care Business. Income from operations for the nine months ended January 1, 2010, was $92.3 million compared with income from operations for the nine months ended January 2, 2009, of $74.2 million. Net income for the nine months ended January 1, 2010, increased by 40.3% to $52.9 million, or an increase of 43.5% to $0.89 per diluted share, compared with net income for the nine months ended January 2, 2009, of $37.7 million, or $0.62 per diluted share. The number of sales days for each of the nine-month periods for fiscal years 2010 and 2009 were equal, at 193 sales days.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Results from our operational programs, specifically LEAN and Save 300, have exceeded our expectations this year, reducing costs while maintaining full employment. Success in these areas has allowed us to continue to improve profitability even during this challenging period for revenue growth.

“Third quarter growth in profitability, along with continued management of working capital, allowed us to finance an acquisition in our Elder Care business, repurchase just under one million shares of common stock, and continue to make investments in business strategies and technologies for future growth.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2010 third quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info on January 28, 2010, beginning at 8:30 a.m. Eastern time.

PSSI Reports Results For Fiscal 2010 Third Quarter

January 27, 2010

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2010 Third Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com. Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic conditions, including our and our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of the presidential administration’s health care policies and legislative proposals; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain, and the effects of the loss of sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission.PSS assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

PSSI Reports Results For Fiscal 2010 Third Quarter

January 27, 2010

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statement of Operations

(in millions, except per share and share data)

	Three Months Ended		Nine Months Ended
	Jan. 1, 2010	Jan. 2, 2009	Jan. 1, 2010	Jan. 2, 2009
Net sales	$502.8	$519.1	$1,558.3	$1,483.0
Cost of goods sold	348.1	364.2	1,085.1	1,042.0

Gross profit	154.7	154.9	473.2	441.0
General and administrative expenses	89.4	89.4	278.3	269.8
Selling expenses	33.3	33.8	102.6	97.0

Income from operations	32.0	31.7	92.3	74.2

Other (expense) income:
Interest expense	(4.2)	(7.4)	(13.0)	(15.9)
Interest income	0.1	1.0	0.3	2.0
Other income	0.8	0.9	5.2	1.9

	(3.3)	(5.5)	(7.5)	(12.0)

Income before provision for income taxes	28.7	26.2	84.8	62.2
Provision for income taxes	10.8	10.2	31.9	24.5

Net income	$17.9	$16.0	$52.9	$37.7

Earnings per share – basic	$0.31	$0.27	$0.90	$0.63

Earnings per share – diluted	$0.30	$0.27	$0.89	$0.62

Weighted average shares (in thousands):
Basic	58,522	59,481	58,491	60,125
Diluted	59,390	60,322	59,244	60,971

PSSI Reports Results For Fiscal 2010 Third Quarter

January 27, 2010

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Balance Sheets

(in millions except share data)

	Jan. 1, 2010	March 27, 2009
ASSETS

Current Assets:
Cash and cash equivalents	$114.1	$82.0
Investment in available for sale securities	—	10.6
Accounts receivable, net	233.6	230.4
Inventories	230.7	207.6
Prepaid expenses	3.6	3.2
Other current assets	42.3	28.7

Total current assets	624.3	562.5

Property and equipment, net	107.0	101.2

Other Assets:
Goodwill	120.8	112.8
Intangibles, net	25.3	23.0
Other	77.8	59.1

Total assets	$955.2	$858.6

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$137.7	$127.3
Accrued expenses	48.1	52.7
Revolving line of credit and current portion of long-term debt	56.3	50.9
Other	13.1	8.0

Total current liabilities	255.2	238.9
Long-term debt, excluding current portion	186.2	181.0
Other noncurrent liabilities	86.6	60.7

Total liabilities	528.0	480.6

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 58,770,432 and 59,316,697 shares issued and outstanding at January 1, 2010 and March 27, 2009, respectively	0.6	0.6
Additional paid-in capital	198.2	200.2
Retained earnings	228.5	175.6
Accumulated other comprehensive income	(0.1)	1.6

Total shareholders’ equity	427.2	378.0

Total liabilities and shareholders’ equity	$955.2	$858.6

PSSI Reports Results For Fiscal 2010 Third Quarter

January 27, 2010

PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Nine Months Ended
	Jan. 1, 2010	Jan. 2, 2009	Jan. 1, 2010	Jan. 2, 2009
Cash Flows From Operating Activities:
Net income	$17.9	$16.0	$52.9	$37.7
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.6	5.2	16.1	14.9
Benefit for deferred income taxes	(5.8)	(2.3)	(4.6)	(2.7)
Noncash compensation expense	3.5	1.6	13.9	5.0
Amortization of intangible assets	1.2	1.3	3.7	4.2
Provision for doubtful accounts	0.9	0.9	3.4	3.5
Provision for deferred compensation	0.4	(0.1)	1.2	0.8
Amortization of debt discount and issuance costs	2.0	4.1	6.6	9.0
Loss on sales of property and equipment	—	0.1	0.1	0.1
Gain on sale of available for sale securities	—	(0.4)	(3.6)	(0.4)
Changes in operating assets and liabilities, net of effects from business combinations:
Accounts receivable, net	24.7	7.0	(5.1)	1.6
Inventories	(17.3)	(40.6)	(21.5)	(48.7)
Prepaid expenses and other current assets	(19.5)	3.8	(44.5)	6.7
Other assets	(2.2)	(2.5)	(5.5)	(6.6)
Accounts payable	(20.1)	5.5	8.7	18.6
Accrued expenses and other liabilities	22.8	(6.4)	45.9	2.0

Net cash provided by (used in) operating activities	14.1	(6.8)	67.7	45.7

Cash Flows From Investing Activities:
Capital expenditures	(6.7)	(5.4)	(21.6)	(18.1)
Payments for business acquisitions, net of cash acquired	(10.0)	(0.3)	(13.9)	(3.0)
Proceeds from sale of available for sale securities	—	1.1	10.7	22.1
Other	—	—	—	(0.2)

Net cash (used in) provided by investing activities	(16.7)	(4.6)	(24.8)	0.8

Cash Flows From Financing Activities:
Proceeds from issuance of convertible debt	—	—	—	230.0
Proceeds from issuance of warrants	—	—	—	25.4
Proceeds from exercise of stock options	0.2	0.4	2.6	6.0
Excess tax benefits from share-based compensation arrangements	0.2	0.2	1.3	1.7
Payment for purchase of hedge on convertible note	—	—	—	(54.1)
Purchase of common stock	(19.0)	(0.1)	(19.4)	(35.7)
Net proceeds (payments) on the revolving line of credit	5.4	—	5.4	(20.0)
Payment for debt issue costs	—	—	—	(5.1)
Payments under capital lease obligations	(0.2)	(0.5)	(0.7)	(1.1)

Net cash (used in) provided by financing activities	(13.4)	—	(10.8)	147.1

Net (decrease) increase in cash and cash equivalents	(16.0)	(11.4)	32.1	193.6
Cash and cash equivalents, beginning of period	130.1	226.1	82.0	21.1

Cash and cash equivalents, end of period	$114.1	$214.7	$114.1	$214.7